Delaware The First State Page 1 5748820 8100 Authentication: 203592072 SR# 20242632096 Date: 05-30-24 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ADT INC.”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF MAY, A.D. 2024, AT 1:38 O`CLOCK P.M.